UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 30, 2011

NEUROKINE PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

British Columbia	333-161157	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1275 West 6th Avenue, Vancouver, British Columbia, Canada	V6H 1A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 805-7783

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Appointment of Certain Officers and Directors; Departure of Certain Officers and Directors

On March 30, 2011, Neurokine Pharmaceuticals Inc. (the “Company”, “we”, “us”) received a resignation from Dr. Hassan Salari. Dr. Salari resigned as secretary and director of the Company. On April 4, 2011, Dr. David Filer resigned as director of the Company. Dr. Salari’s and Dr. Filer’s resignations were not the result of any disagreements with the Company regarding its operations, policies, practices or otherwise.

Concurrently, with Mr. Salari’s and Mr. Filer’s resignations, we appointed Dr. Ahmand Doroudian, the Company’s president, chief executive and director, as secretary and Richard Azani as a member to the Company’s board of directors.

Our board of directors now consists of Dr. Ahmad Doroudian, Dr. Maziar Badii and Richard Azani.

Dr. Ahmad Doroudian – President, Chief Executive Officer and Director

Dr. Doroudian was appointed as the Company’s president, chief executive officer and director on September 17, 2007.

Prior to joining the Company, Dr. Doroudian was involved in early stage financing and management of private and publicly listed companies. From 1997 to 2004, he acted as the chief executive officer, chairman, vice chairman and director of PanGeo Pharma, Inc. (now PendoPharm, a division of Pharmascience Inc.), a TSX-listed company founded by Dr. Doroudian which received over $100 million dollars in financing. From 2004 through 2007, Dr. Doroudian also served as the president of, Rayan Pharma Inc., an exporter of pharmaceuticals to Eastern Europe. From 2006 to 2008, Dr. Doroudian was owner and chief executive officer of ABF Pharmacy, a group of successful retail pharmacies. Dr. Doroudian is also the president and chief executive officer of Merus Labs Inc., a specialty pharmaceutical company engaged in the acquisition and licensing of pharmaceutical products.

Richard Azani - Director

Since March 2010, Richard Azani has been the president, chief executive officer, chief financial officer and director of A5 Laboratories, Inc.

He also has been the president and chief executive officer of Vida nutra pharma since 2003. From 1996 to 2006 Mr. Azani was the president and chief executive officer of Actilab Pharma Inc. and from 1994 to 1996, he was the vice-president of Analex Laboratory.

Richard Azani received his B.Sc in Biochemistry and Analytical Chemistry and his M.Sc in Structural determination of protein using N.M.R. and X-Ray at the University of Toulouse – France. Mr. Azani also received his Ph.D at the University of Toulouse – France and his Post-Doctorate at McGill University – Montreal Canada.

We appointed Mr. Azani as director due to his experience with pharmaceutical companies.

There have been no transactions between the Company, Dr. Doroudian and Mr. Azani since the Company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROKINE PHARMACEUTICALS INC.

/s/ Ahmad Doroudian
Ahmad Doroudian
President and Director

Date: April 8, 2011